Exhibit 99.1

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                         UNITED STATES BANKRUPTCY COURT

                     for the Central District of California

In re                                  )   Chapter 11
                                       )
PREMIER LASER SYSTEMS, INC. and        )   Case Nos. SA00-12031-RA and
EYESYS-PREMIER, INC.,                  )   SA00-12645-RA  (Jointly administered
                                       )   under Case No. SA00-12031-RA)
                  Debtors              )
                                       )
--------------------------------------








                DEBTORS' FIRST AMENDED JOINT PLAN OF LIQUIDATION
                                DATED MAY 3, 2001





                              O'MELVENY & MYERS LLP
                      610 Newport Center Drive, Suite 1700
                             Newport Beach, CA 92660
                                 (949) 760-9600
                     Suzzanne Uhland (CA State Bar #136852)
                     Lawrence Hilton (CA State Bar #156524)
                       Khai LeQuang (CA State Bar #202922)


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

ARTICLE 1

         DEFINITIONS
         A.       Defined Terms................................................1
                  1.       Administrative Claim................................1
                  2.       Allowed.............................................1
                  3.       Allowed Administrative Claim........................1
                  4.       Allowed [Class Designation] Claim or Interest.......1
                  5.       Available EyeSys Proceeds...........................1
                  6.       Available Premier Proceeds..........................1
                  7.       Ballot..............................................1
                  8.       Ballot Date.........................................1
                  9.       Bankruptcy Code.....................................1
                  10.      Bankruptcy Court....................................2
                  11.      Bankruptcy Rules....................................2
                  12.      Business Day........................................2
                  13.      Causes of Action....................................2
                  14.      Chapter 11 Cases....................................2
                  15.      Claim...............................................2
                  16.      Class...............................................2
                  17.      Common Stock Distribution Record Date...............2
                  18.      Confirmation Date...................................2
                  19.      Confirmation Hearing................................2
                  20.      Confirmation Order..................................2
                  21.      Contested Claim.....................................2
                  22.      Convertible Debentures..............................2
                  23.      Debtor..............................................2
                  24.      Disallowed Claim....................................3
                  25.      Disbursing Agent....................................3
                  26.      Disclosure Statement................................3
                  27.      Effective Date......................................3
                  28.      Estate..............................................3
                  29.      EyeSys..............................................3
                  30.      EyeSys General Unsecured Claim......................3
                  31.      EyeSys Interest.....................................3
                  32.      EyeSys Proceeds.....................................3
                  33.      EyeSys Senior Claim Reserve.........................3
                  34.      Fee Claim...........................................3
                  35.      Final Order.........................................3
                  36.      Interest............................................3
                  37.      Judgment Rate.......................................4
                  38.      Petition Date.......................................4
                  39.      PLS Common Stock Interests..........................4
                  40.      PLS Common Stock Distribution.......................4
                  41.      PLS Convenience Claim...............................4

                  42.      PLS General Unsecured Claim.........................4
                  43.      PLS Interest........................................4
                  44.      PLS Interest Related Claim..........................4
                  45.      PLS Interest Related Claim Distribution.............5
                  46.      PLS Junior Equity Interest..........................5
                  47.      PLS Liquidating LLC.................................5
                  48.      PLS Liquidating LLC Agreement.......................5
                  49.      PLS Liquidating LLC Director........................5
                  50.      PLS Liquidating LLC Manager.........................5
                  51.      PLS Membership Interest.............................5
                  52.      Plan................................................5
                  53.      Premier.............................................5
                  54.      Premier Equity Distribution.........................6
                  55.      Premier Senior Claim Reserve........................6
                  56.      Priority Claim......................................6
                  57.      Priority Tax Claim..................................6
                  58.      Ratable Share.......................................6
                  59.      Schedules...........................................6
                  60.      Secured Claim.......................................6
                  61.      Unsecured Claim.....................................6
         B.       Other Terms..................................................6
         C.       Exhibits.....................................................6
ARTICLE 2

         TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS
         A.       Administrative Claims and Priority Tax Claims................7
         B.       Allowance of Administrative Claims...........................7
                  1.       Fee Claims..........................................7
                  2.       Other Administrative Claims.........................7
         C.       Treatment of Allowed Administrative Claims...................7
         D.       Treatment of Priority Tax Claims.............................7
ARTICLE 3

         CLASSIFICATION OF CLAIMS AND INTERESTS
ARTICLE 4

         TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS
         A.       Priority Claims (Class 1)....................................8
         B.       Secured Claims (Class 2).....................................8
         C.       PLS Convenience Claim (Class 3)..............................8
                  1.       Treatment...........................................8
                  2.       Election............................................8
                  3.       Aggregation.........................................8
         D.       PLS General Unsecured Claims (Class 4).......................8

         E.       EyeSys General Unsecured Claims (Class 5)....................9
         F.       PLS Interest Related Claims (Class 6)........................9
         G.       PLS Common Stock Interests (Class 7).........................9
         H.       PLS Junior Equity Interests (Class 8)........................9
         I.       EyeSys Interests (Class 9)...................................9
ARTICLE 5

         ACCEPTANCE OR REJECTION OF THIS PLAN
         A.       Voting Classes...............................................9
         B.       Presumed Acceptance of this Plan.............................9
         C.       Nonconsensual Confirmation...................................9
ARTICLE 6

         MEANS OF IMPLEMENTING THIS PLAN
         A.       Dissolution of Premier.......................................9
         B.       PLS Liquidating  LLC........................................10
                  1.       Formation of PLS Liquidating LLC...................10
                  2.       Management of PLS Liquidating LLC..................10
         C.       Assignment of Property; Assignment of Actions...............10
         D.       Assumption of Obligations Under Plan........................10
         E.       Establishing Premier Senior Claim Reserve...................10
         F.       Available Premier Proceeds..................................10
         G.       Distribution of Available Premier Proceeds..................11
         H.       Issuance of PLS Membership Interest.........................11
         I.       Purpose of the PLS Liquidating LLC..........................11
         J.       Tax Treatment of Transfer of Assets.........................11
         K.       PLS Liquidating LLC Manager and PLS Liquidating LLC
                  Director....................................................11
                  1.       Responsibilities of the PLS Liquidating LLC
                           Manager............................................11
                  2.       Powers of the PLS Liquidating LLC Manager..........12
                  3.       PLS Liquidating LLC Director.......................12
                  4.       Compensation of PLS Liquidating LLC Manager and
                           PLS Liquidating LLC Director.......................12
                  5.       Retention of Counsel...............................12
                  6.       Term of PLS Liquidating LLC Manager................13
                  7.       Term of PLS Liquidating LLC Director...............13
         L.       Investment of Cash..........................................13
         M.       Periodic Reports............................................13
         N.       Termination.................................................14
         O.       Conversion or Dismissal.....................................14
         P.       EyeSys Proceeds; Establishing EyeSys Senior Claim Reserve...14
                  1.       EyeSys Senior Claim Reserve........................14
                  2.       Distribution of Available EyeSys Proceeds..........14
         Q.       Corporate Action; Dissolution of EyeSys.....................14
         R.       Saturday, Sunday or Legal Holiday...........................14
         S.       Section 1129(a)(4) Payment..................................15

         T.       Successors..................................................15
ARTICLE 7

         CLAIMS AND DISTRIBUTION
         A.       Objections to Claims........................................15
         B.       No Distributions Pending Allowance..........................15
         C.       Reservation of Rights to Object to Claims...................15
ARTICLE 8

         DISTRIBUTIONS UNDER THIS PLAN
         A.       Withholding Taxes...........................................15
         B.       Allowance of Claims Subject toss.502(d).....................15
         C.       Withholding and Distribution in Respect of Contested
                  EyeSys General Unsecured Claims.............................15
                  1.       Contested EyeSys General Unsecured Claims
                           Reserves...........................................16
                  2.       Distributions in Respect of Contested EyeSys
                           General Unsecured Claims...........................16
                  3.       Distributions after Disallowance...................16
         D.       Withholding and Distribution in Respect of Contested PLS
                  General Unsecured Claims....................................16
                  1.       Contested PLS General Unsecured Claims Reserve.....16
                  2.       Distributions in Respect of Contested PLS
                           General Unsecured Claims...........................16
                  3.       Distributions by PLS Liquidating LLC After
                           Disallowance.......................................16
         E.       Estimation..................................................16
         F.       Timing of Distribution......................................17
                  1.       Timing of Distribution with Respect to all
                           EyeSys and PLS Senior Claims.......................17
                  2.       Timing of Distribution with Respect to EyeSys
                           General Unsecured Claims...........................17
                  3.       Timing of Distribution with Respect to PLS
                           General Unsecured Claims...........................17
                  4.       Timing of Distribution with Respect to PLS
                           Interest Related Claims and PLS Common Stock
                           Interests .........................................17
         G.       Setoffs and Recoupments.....................................18
         H.       Undeliverable Distributions.................................18
         I.       Cancellation of Convertible Debentures......................18
         J.       Cancellation of PLS Common Stock............................18
ARTICLE 9

         EXECUTORY CONTRACTS AND UNEXPIRED LEASES
         A.       Rejection of Contracts......................................18
         B.       Bar to Rejection Damages....................................18
         C.       Insurance Policies..........................................19
         D.       Warranties and Service Agreements...........................19

NB1:542362.1

         E.       Certain Scheduled Executory Contracts.......................19
ARTICLE 10

         EFFECTIVENESS OF THIS PLAN
         A.       Conditions Precedent........................................20
                  1.       Entry of Confirmation Order........................20
                  2.       PLS Liquidating LLC................................20
                  3.       EyeSys Senior Claim Reserve........................20
                  4.       Premier Senior Claim Reserve.......................20
         B.       Withdrawal of Plan..........................................20
ARTICLE 11

         ADMINISTRATIVE PROVISIONS
         A.       Retention of Jurisdiction...................................20
         B.       Payment of Statutory Fees...................................21
         C.       Exculpation.................................................21
         D.       Headings....................................................22
         E.       Binding.....................................................22
         F.       Final Order.................................................22
         G.       Amendments and Modifications................................22
         H.       Withholding and Reporting Requirements......................22
         I.       Tax Exemption...............................................22
         J.       Termination of the Committee................................22

                                   ARTICLE 1
                                   DEFINITIONS

         A. DEFINED TERMS. The capitalized terms used in this Plan shall have the meanings set forth in this Article 1.

                  1. ADMINISTRATIVE CLAIM: A timely filed Claim for payment of costs or expenses of administration specified in Sections 503(b) and 507(a)(1) of the Bankruptcy Code including, without limitation: (a) Fee Claims, (b) any post-petition taxes subject to administrative treatment and (c) fees and charges assessed against the Debtors or the Estates pursuant to Section 1930 of title 28 of the United States Code.

                  2. ALLOWED: With respect to a Claim (other than an Administrative Claim) to the extent such Claim is (a) either (i) listed on the Schedules and is not designated as disputed, contingent or unliquidated or (ii) set forth in a proof of claim that was or is deemed timely filed under applicable law and any applicable orders of the Bankruptcy Court and (b) either (i) not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and applicable orders of the Bankruptcy Court or (ii) otherwise allowed by a Final Order or this Plan. With respect to an Interest, (a) to the extent such Interest is registered as of the Effective Date in a stock register that is maintained by or on behalf of the applicable Debtor and which is not disputed or contingent, or (b) to the extent such Interest is allowed by a Final Order.

                  3. ALLOWED ADMINISTRATIVE CLAIM: An Administrative Claim that is "Allowed" as set forth in Article 2.

                  4. ALLOWED [CLASS DESIGNATION] CLAIM OR INTEREST: An Allowed Claim or Interest in the specified Class.

                  5. AVAILABLE EYESYS PROCEEDS: The EyeSys Proceeds available for distribution to holders of Allowed EyeSys General Unsecured Claims in accordance with Article 6, Section N of this Plan

                  6. AVAILABLE PREMIER PROCEEDS: The Premier Proceeds available for distribution to holders of Allowed Premier General Unsecured Claims in accordance with Article 6, Section D of this Plan.

                  7. BALLOT: The form or forms distributed to each holder of an impaired Claim or Interest on which the holder indicates acceptance or rejection of this Plan or any election for treatment of such Claim or Interest under this Plan.

                  8. BALLOT DATE: The date set by the Bankruptcy Court by which all Ballots must be received.

                  9. BANKRUPTCY CODE: Title 11 of the United States Code, as in effect from time to time, as applicable to the Chapter 11 Cases.

                  10. BANKRUPTCY COURT: The United States Bankruptcy Court for the Central District of California and any other court that exercises jurisdiction over the Chapter 11 Cases.

                  11. BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure as applicable to the Chapter 11 Cases and the Local Rules of the Bankruptcy Court, each as in effect from time to time.

                  12. BUSINESS DAY: Any day except a Saturday, Sunday or a "legal holiday," as such term is defined in Bankruptcy Rule 9006(a).

                  13. CAUSES OF ACTION: Any and all actions, causes of action (including, without limitation, any causes of action of a debtor or debtor in possession under chapter 5 of the Bankruptcy Code), claims for relief, liabilities, suits, debts, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, rights, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, whether known or unknown in law, equity or otherwise.

                  14. CHAPTER 11 CASES: The above-captioned chapter 11 cases.

                  15. CLAIM: A claim, as such term is defined in Section 101(5) of the Bankruptcy Code, against a Debtor or an Estate.

                  16. CLASS: A group of Claims or Interests as classified under this Plan.

                  17. COMMON STOCK DISTRIBUTION RECORD DATE: The date which the Bankruptcy Court sets as the record date for determining the holders of PLS Interest Related Claims and PLS Common Stock Interests for purposes of the PLS Interest Related Claim Distribution and the PLS Common Stock Distribution.

                  18. CONFIRMATION DATE: The date and time the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                  19. CONFIRMATION HEARING: The hearing held by the Bankruptcy Court on confirmation of this Plan, as such hearing may be continued from time to time.

                  20. CONFIRMATION ORDER: The order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

                  21. CONTESTED CLAIM: A Claim (or portion thereof) for which:
         (a) a proof of claim was or is deemed filed under applicable law or order of the Bankruptcy Court; (b) an objection was or is deemed to be timely filed; and (c) such objection is not determined in whole, or in part by a Final Order. Provided however, a Claim shall not be a Contested Claim to the extent it becomes an Allowed Claim, Allowed Administrative Claim or a Disallowed Claim.

                  22. CONVERTIBLE DEBENTURES: The debentures issued by Premier from time to time convertible into PLS Common Stock.

                  23. DEBTOR: Premier or EyeSys, as a debtor and debtor in possession.

                  24. DISALLOWED CLAIM: A Claim to the extent it is disallowed by an unstayed order of the Bankruptcy Court.

                  25. DISBURSING AGENT: The entity appointed pursuant to this Plan and designated to make distributions under this Plan. On and to the Effective Date, Premier and EyeSys shall be the Disbursing Agents for Claims against them respectively. After the Effective Date, PLS Liquidating LLC shall be the Disbursing Agent for all distributions under this Plan.

                  26. DISCLOSURE STATEMENT: The disclosure statement filed pursuant to Section 1125 of the Bankruptcy Code describing this Plan, approved by order of the Bankruptcy Court.

                  27. EFFECTIVE DATE: The first Business Day selected by the Debtors on or after each of the conditions in Article 10, Section A have been satisfied or waived, and which shall be no more than ten (10) days after the date set as the last day for filing an Administrative Claim.

                  28. ESTATE: Each of the estates created by the commencement of the Chapter 11 Cases pursuant to Section 541 of the Bankruptcy Code.

                  29. EYESYS: EyeSys-Premier, Inc.

                  30. EYESYS GENERAL UNSECURED CLAIM: Any Unsecured Claim against EyeSys.

                  31. EYESYS INTEREST: The equity security interest in EyeSys.

                  32. EYESYS PROCEEDS: The cash proceeds from the sales of assets of EyeSys net of commissions paid in connection with the sale and satisfaction of secured and other claims against EyeSys from the sale proceeds.

                  33. EYESYS SENIOR CLAIM RESERVE: The reserve established for the payment of senior Claims against EyeSys in accordance with Article 6, Section N of this Plan.

                  34. FEE CLAIM: A Claim under Sections 330(a), 331 or 503 of the Bankruptcy Code for compensation for professional services rendered and reimbursement of expenses incurred in the Chapter 11 Cases.

                  35. FINAL ORDER: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, entered on the docket of such court, that has not been reversed, rescinded, stayed, modified or amended, that is in full force and effect, and with respect to which:
         (a) the time to appeal, seek review or rehearing, or petition for certiorari has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which review, rehearing or certiorari was sought.

                  36. INTEREST: Any PLS Interest or EyeSys Interest.

                  37. JUDGMENT RATE: The rate of interest determined in accordance with 28 U.S.C.ss.1961(a) on the Confirmation Date.

                  38. PETITION DATE: March 10, 2000.

                  39. PLS COMMON STOCK INTERESTS: The issued and outstanding shares of common stock of Premier.

                  40. PLS COMMON STOCK DISTRIBUTION: That percentage of the Premier Equity Distribution allocated to the holders of Allowed PLS Common Stock Interests.

                  41. PLS CONVENIENCE CLAIM: Any Unsecured Claim against Premier of $600 or less and any PLS General Unsecured Claim (or Claims) that is reduced to $600 by election of the holder thereof as provided on the Ballot. All such Claims owned by a holder and by any affiliate, successor, predecessor, assignee, assignor, parent, subsidiary of or to such holder shall be aggregated and treated as a single Claim when determining whether such Claims qualify as PLS Convenience Claims. For purposes of this Plan, PLS Convenience Claims shall be deemed senior to PLS General Unsecured Claims.

                  42. PLS GENERAL UNSECURED CLAIM: Any Unsecured Claim against Premier that is not a PLS Convenience Claim.

                  43. PLS INTEREST: Any equity security interest in Premier, including, without limitation PLS Common Stock, restricted stock in Premier and warrants or options to purchase stock in Premier.

                  44. PLS INTEREST RELATED CLAIM: Any Claim against Premier arising from the rescission of a purchase or sale of a PLS Interest, or for damages arising from the purchase or sale of a PLS Interest, or any Claim against Premier by an entity that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such Claim, including, without limitation, Claims asserted against Premier in Edge v. Cozean, et al., Case No. 796179 in Superior Court of the State of California for the County of Orange; Renkey v. Premier Laser Systems, Inc., et al., Case No. SACV 98-457 in United States District Court Central District of California Southern Division; Kahn v. Premier Laser Systems, Inc., et al., Case No. SACV 98-412 in United States District Court Central District of California Southern Division; Goldenberg v. Premier Laser Systems, Inc., et al., Case No. SACV 98-408 in United States District Court Central District of California Southern Division; Corcoran v. Premier Laser Systems, Inc., et al., Case No. SACV 98-453 in United States District Court Central District of California Southern Division; Andres v. Premier Laser Systems, Inc., et al., Case No. 98-433 in United States District Court Central District of California Southern Division; Cadrain v. Premier Laser Systems, Inc., et al., Case No. SACV 98-432 in United States District Court Central District of California; Mahoney v. Cozean, et al., Case No. CV 98-4069 in United States District Court Central District of California Southern Division; Goldstein v. Cozean, et al., Case No. SACV 98-540 in United States District Court Central District of California Southern Division; Lizar v. Cozean, et al., Case No. 98-4175 in United States District Court Central District of California Southern Division; Fitzmaurice v. Premier Laser Systems, Inc., et al., Case No. SACV 98-541 in United States District Court of California; Young v. Premier Laser Systems, Inc., et al., Case No. CV 98-4267 in United States District Court Central District of California Southern Division; Kahn v. Premier Laser Systems, Inc., et al., Case No. 795909 in Superior Court of the State of California for the County of Orange; Valenti v. Cozean, et al., [Related to] Case No. SACV 98-388 in United States District Court Central District of California Southern Division; Frontenac VI Limited Partnership v. Premier Laser Systems, Inc., et al., Case No. CV 98-7880 in United States District Court of California; Goldstein v. Cozean, et al., Case No. CV 98-4174 in United States District Court Central District of California Southern Division; Sonnenklar v. Premier Laser Systems, Inc., et al., Case No. SACV 98-529 in United States District Court Central District of California Southern Division; Wiesner v. Premier Laser Systems, Inc., et al., Case No. CV 98-5001 in United States District Court Central District of California Southern Division; Cadrain v. Premier Laser Systems, Inc., et al., Case No. CACV 98-432 in United States District Court Central District of California; Margolis v. Premier Laser Systems, Inc., et al., Case No. CV 98-4774 in United States District Court Central District of California Southern Division; Merlock v. Premier Laser Systems, Inc., et al., Case No. CV 98-4773 in United States District Court Central District of California Southern Division.

                  45. PLS INTEREST RELATED CLAIM DISTRIBUTION: That percentage of the Premier Equity Distribution allocated to the holders of Allowed PLS Interest Related Claims by the Court, or agreed to by the Debtors and the holders of PLS Interest Related Claims, based on the Allowed amount of the PLS Interest Related Claims.

                  46. PLS JUNIOR EQUITY INTEREST: A PLS Interest other than PLS Common Stock.

                  47. PLS LIQUIDATING LLC: A Delaware limited liability company that will be formed on or prior to the Effective Date, into which certain of the assets of Premier will be transferred.

                  48. PLS LIQUIDATING LLC AGREEMENT: The operating agreement for PLS Liquidating LLC, substantially in the form of Exhibit A to this Plan.

                  49. PLS LIQUIDATING LLC DIRECTOR: Kenneth Kaiser, appointed to oversee the management of PLS Liquidating LLC by the PLS Liquidating LLC Manager, or his successor appointed in accordance with the terms of the PLS Liquidating LLC Agreement.

                  50. PLS LIQUIDATING LLC MANAGER: Robert Mosier, appointed to manage PLS Liquidating LLC in accordance with the terms of the PLS Liquidating LLC Agreement, or his successor appointed in accordance with the terms of the PLS Liquidating LLC Agreement.

                  51. PLS MEMBERSHIP INTEREST: The membership interest in PLS Liquidating LLC issued to Premier.

                  52. PLAN: This chapter 11 plan of liquidation, either in its present form or as it may be amended or modified from time to time.

                  53. PREMIER: Premier Laser Systems, Inc.

                  54. PREMIER EQUITY DISTRIBUTION: The distribution of the remaining Available Premier Proceeds made from PLS Liquidating LLC to Premier after payment in full to the holders of Allowed PLS General Unsecured Claims in accordance with the terms of this Plan.

                  55. PREMIER SENIOR CLAIM RESERVE: The reserve established for the payment of senior Claims against Premier in accordance with Article 6, Section D of this Plan.

                  56. PRIORITY CLAIM: Any Claim, if Allowed, entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

                  57. PRIORITY TAX CLAIM: A Claim entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

                  58. RATABLE SHARE: With reference to a distribution on account of a Claim or Interest, a distribution equal to the ratio that the Allowed amount of the Claim or Interest bears to the aggregate amount of all Allowed Claims or Interests in that Class.

                  59. SCHEDULES: The schedules of assets and liabilities and the statement of financial affairs filed by the Debtors, pursuant to
         Section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as may be amended from time to time.

                  60. SECURED CLAIM: A Claim that is secured by an unavoidable lien on property of a Debtor, but only to the extent of the value, as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of an Estate's interest in the property of the Estate that secures payment of the Claim.

                  61. UNSECURED CLAIM: Any Claim against a Debtor that is not an Administrative Claim, a Priority Claim, a Priority Tax Claim, a Secured Claim or an Interest Related Claim, provided that Unsecured Claims shall include, without limitation, (a) any claim secured by an interest in property of the Estate to the extent the amount of such claim exceeds the value, as determined by the Bankruptcy Court pursuant to
         Section 506(a) of the Bankruptcy Code, in the interest in property of the Estate securing such Claim.

B. OTHER TERMS. The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to this Plan as a whole and not to any particular article, section or clause contained in this Plan. A reference to an "Article" or "Section" refers to an Article or Section of this Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in or by the Bankruptcy Code. The rules of construction set forth in Section 102 of the Bankruptcy Code shall apply in constructing this Plan.

C. EXHIBITS. All Exhibits to this Plan are incorporated by reference into and are made a part of this Plan as if set forth in full herein.

                                   ARTICLE 2
                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

A. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified for the purposes of voting or receiving distributions under this Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in this Article 2.

B. ALLOWANCE OF ADMINISTRATIVE CLAIMS. Administrative Claims shall become Allowed as follows:

                  1. FEE CLAIMS. A Fee Claim shall become Allowed only if the holder files an application in accordance with the Bankruptcy Code and Bankruptcy Rules no later than thirty (30) days after the Confirmation Date and only if and to the extent such Claim is Allowed by the Bankruptcy Court.

                  2. OTHER ADMINISTRATIVE CLAIMS. Any Administrative Claim (other than Fee Claims) shall become Allowed only if by thirty (30) days after the Confirmation Date the holder of such Claim files with the Bankruptcy Court and serves, in accordance with the Bankruptcy Code and the Bankruptcy Rules, a motion requesting payment of such Administrative Claim and only if and to the extent such Claim is Allowed by the Bankruptcy Court pursuant to a Final Order.

C. TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS. Each holder of an Allowed Administrative Claim shall receive (a) the amount of such holder's Allowed Administrative Claim in one cash payment or (b) such other treatment as may be agreed by the Debtors (if prior to or on the Effective Date) or PLS Liquidating LLC (if after the Effective Date) and such holder.

D. TREATMENT OF PRIORITY TAX CLAIMS. Each holder of an Allowed Priority Tax Claim shall receive, (i) the amount of such holder's Allowed Priority Tax Claim in one cash payment or (ii) such other treatment as may be agreed upon by the Debtors (if prior to or on the Effective
         Date) or PLS Liquidating LLC (if after the Effective Date) and such holder.

                                   ARTICLE 3
                            CLASSIFICATION OF CLAIMS
                                  AND INTERESTS

                  The categories of Claims and Interests listed below classify Claims (except for Administrative Claims and Priority Tax Claims) and Interests for all purposes, including voting, confirmation and distribution pursuant to this Plan.


CLASS           DESCRIPTION                                                  STATUS
-----           -----------                                                  ------
Class 1.        Class 1 consists of  Priority Claims.                        Unimpaired - not entitled to vote
Class 2.        Class 2 consists of Secured Claims.                          Unimpaired - not entitled to vote
Class 3.        Class 3 consists of PLS Convenience Claims.                  Unimpaired - not entitled to vote
Class 4.        Class 4 consists of PLS General Unsecured Claims.            Impaired - entitled to vote
Class 5.        Class 5 consists of EyeSys General Unsecured Claims.         Impaired - entitled to vote
Class 6.        Class 6 consists of PLS Interest Related Claims.             Impaired - entitled to vote
Class 7.        Class 7 consists of PLS Common Stock Interests.              Impaired - entitled to vote
Class 8.        Class 8 consists of PLS Junior Equity Interests.             Impaired - deemed to reject
Class 9.        Class 9 consists of EyeSys Interests.                        Impaired - entitled to vote


                                   ARTICLE 4
                         TREATMENT OF CLASSIFIED CLAIMS
                                  AND INTERESTS

         A. PRIORITY CLAIMS (CLASS 1). Each holder of an Allowed Priority Claim shall receive, on account of such Claim, (i) the amount of such holder's Allowed Priority Claim, plus interest at the Judgment Rate from the Petition Date, in one cash payment or (ii) such other treatment as may be agreed by the Debtors (if prior to or on the Effective Date) or PLS Liquidating LLC (if after the Effective Date) and such holder.

         B. SECURED CLAIMS (CLASS 2). Each holder of an Allowed Secured Claim shall receive on account of its Claim (i) authorization to repossess its collateral on the Effective Date in full satisfaction of such Secured Claim or
(ii) such other treatment as may be agreed by the Debtors (if prior to or on the Effective Date) or PLS Liquidating LLC (if after the Effective Date) and such holder.

         C. PLS CONVENIENCE CLAIM (CLASS 3).

                  1. TREATMENT. On or before the Effective Date, each holder of an Allowed PLS Convenience Claim shall receive on account of such Claim the amount of such holder's Allowed PLS Convenience Claim, plus interest at the Judgment Rate from the Petition Date, in one cash payment.

                  2. ELECTION. Any holder of an Allowed PLS General Unsecured Claim (or Claims) aggregating in excess of $600 that desires treatment of such Claim (or Claims) as a PLS Convenience Claim shall make an irrevocable election to reduce its Claim (or aggregate Claims) to $600 on the Ballot provided to holders of PLS General Unsecured Claims and return such Ballot on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding on the Debtors unless the Ballot Date deadline is expressly waived in writing by the Debtors.

                  3. AGGREGATION. All such Claims owned by a holder of PLS General Unsecured Claims and by any affiliate, successor, predecessor, assignee, assignor, parent, subsidiary of or to such holder shall be aggregated and treated as a single Claim when determining whether such Claims qualify as PLS Convenience Claims. For purposes of this Plan, PLS Convenience Claims shall be deemed senior to PLS General Unsecured Claims.

         D. PLS GENERAL UNSECURED CLAIMS (CLASS 4). Each holder of an Allowed PLS General Unsecured Claim shall receive, on account of such claim, its Ratable Share of the Available Premier Proceeds, plus, to the extent of such proceeds, interest on such Allowed Claim at the Judgment Rate from the Petition Date through the Effective Date and interest at 10% per annum (compounded annually) after the Effective Date.

         E. EYESYS GENERAL UNSECURED CLAIMS (CLASS 5). Each holder of an Allowed EyeSys General Unsecured Claim shall receive on account of such Claim, its Ratable Share of the Available EyeSys Proceeds, plus, to the extent of such proceeds, interest on such Allowed Claim at the Judgment Rate from the Petition Date through the Effective Date and interest at 10% per annum (compounded annually) after the Effective Date.

         F. PLS INTEREST RELATED CLAIMS (CLASS 6). Each holder of an Allowed PLS Interest Related Claim shall receive on account of such Interest its Ratable Share of the PLS Interest Related Claim Distribution, if any.

         G. PLS COMMON STOCK INTERESTS (CLASS 7). Each holder of an Allowed PLS Common Stock Interest shall receive on account of such Interest its Ratable Share of the PLS Common Stock Interest Distribution, if any.

         H. PLS JUNIOR EQUITY INTERESTS (CLASS 8). The holders of Junior Equity Interests will not receive any property or distribution on account of such Interests, and those Interests will be extinguished on the Effective Date.

         I. EYESYS INTERESTS (CLASS 9). The holder of the EyeSys Interest will receive on account of such Interest any remaining amount of the EyeSys Proceeds after payment in full of the Allowed EyeSys General Unsecured Claims plus interest at the Judgment Rate from the Effective Date.

                                   ARTICLE 5
                      ACCEPTANCE OR REJECTION OF THIS PLAN

         A. VOTING CLASSES. Classes 4, 5, 6, 7 and 9 shall be entitled to vote to accept or reject this Plan.

         B. PRESUMED ACCEPTANCE OF THIS PLAN. Classes 1, 2 and 3 are unimpaired, and under this Plan, Classes 1, 2 and 3 are conclusively presumed to have accepted this Plan.

         C. NONCONSENSUAL CONFIRMATION. Because Class 8 is deemed to reject this Plan, the Debtors hereby request that the Bankruptcy Court confirm this Plan in accordance with Section 1129(b) of the Bankruptcy Code with respect to that Class. If any other impaired Class fails to accept this Plan, the Debtors intend to request that the Bankruptcy Court confirm this Plan pursuant to Section 1129(b) of the Bankruptcy Code with respect to those Classes.

                                   ARTICLE 6
                         MEANS OF IMPLEMENTING THIS PLAN

         A. DISSOLUTION OF PREMIER. If this Plan becomes effective, the confirmation of this Plan shall be deemed an election by the shareholders to voluntary wind up and dissolve Premier in accordance with Cal. Corp.

Codess.ss.1900 et seq. Thereafter, Premier shall cease to carry on business except to the extent necessary (i) for the dissolution thereof or (ii) to protect the interests of Premier and its creditors and interest holders and as provided in Article 6, Section H.

         B. PLS LIQUIDATING LLC.

                  1. FORMATION OF PLS LIQUIDATING LLC. On or prior to the Effective Date, PLS Liquidating LLC shall be formed, and Premier shall be the sole economic member of PLS Liquidating LLC.

                  2. MANAGEMENT OF PLS LIQUIDATING LLC. On the Effective Date, Robert Mosier shall be appointed PLS Liquidating LLC Manager, with the duties set forth in Article 6, Section K. On the Effective Date, the Chairman of the Committee of Unsecured Creditors of Premier, Kenneth Kaiser, shall be appointed the PLS Liquidating LLC Director, with the duties set forth in Article 6, Section K.

         C. ASSIGNMENT OF PROPERTY; ASSIGNMENT OF ACTIONS. If this Plan becomes effective, the confirmation of this Plan shall be deemed an assignment of all property of Premier's Estate into PLS Liquidating LLC and title to all such property shall be transferred to PLS Liquidating LLC free and clear of all Claims, all liens securing Claims and all Interests, except as provided in
Article 6, Section D. The assets transferred to PLS Liquidating LLC include, without limitation, (i) any distribution under this Plan to Premier as the holder of the EyeSys Interest and (ii) all Causes of Action that belong to or could have been raised by or on behalf of Premier, or its Estate. All Causes of Action, including claims against the directors and officers of Premier, are expressly preserved unless released through a Final Order. In accordance with the terms of this Plan, PLS Liquidating LLC shall be appointed the Disbursing Agent for Premier and EyeSys under this Plan.

         D. ASSUMPTION OF OBLIGATIONS UNDER PLAN. On the Effective Date, all Premier's rights and obligations with respect to each Allowed PLS General Unsecured Claim under this Plan shall be assigned to PLS Liquidating LLC, and PLS Liquidating LLC shall assume such rights and obligations, including the obligation to pay interest on the amount of the Allowed Claim at the Judgment Rate from the Petition Date through the Effective Date and to pay interest at the rate of 10% per annum (compounded annually) after the Effective Date.

         E. ESTABLISHING PREMIER SENIOR CLAIM RESERVE. On the Effective Date, PLS Liquidating LLC shall establish a reserve sufficient to pay all Allowed and Contested PLS Administrative, Priority Tax, Priority Claims and Contested PLS Convenience Claims to the extent such Claims are not paid by Premier on the Effective Date (the "Premier Senior Claim Reserve"). After the Effective Date, the Disbursing Agent shall make distributions to the holders of Allowed PLS Administrative, Priority Tax, and Priority Claims and Contested PLS Convenience Claims, which become Allowed, from the Premier Senior Claim Reserve. Any amount remaining in the Premier Senior Claim Reserve after payment of all Allowed PLS Administrative, Priority Tax and Priority Claims and Contested PLS Convenience Claims shall be distributed to PLS Liquidating LLC.

         F. AVAILABLE PREMIER PROCEEDS. All recoveries from the liquidation of assets of PLS Liquidating LLC, including pursuit of Causes of Action, and any amount transferred from the Premier Senior Claim Reserve, shall be applied first to compensate the PLS Liquidating LLC Manager and PLS Liquidating LLC Director and their professionals for expenses incurred in connection with liquidating and administering the assets of PLS Liquidating LLC. The remaining proceeds shall constitute Available Premier Proceeds.

         G. DISTRIBUTION OF AVAILABLE PREMIER PROCEEDS. On the Effective Date, PLS Liquidating LLC shall be appointed the Premier Disbursing Agent to make distributions of the Available Premier Proceeds. The Available Premier Proceeds shall be distributed as follows: (i) first, to the holders of Allowed PLS General Unsecured Claims until the Allowed amount of their Claims, plus interest at the Judgment Rate from the Petition Date through the Effective Date and interest at 10% per annum (compounded annually) after the Effective Date, until such Claims are paid in full and (ii) second, to Premier, as the Premier Equity Distribution, on account of its PLS Membership Interest. The Available Premier Proceeds shall be distributed by the Disbursing Agent as soon as practicable consistent with Article 8 of this Plan.

         H. ISSUANCE OF PLS MEMBERSHIP INTEREST.

                  On the Effective Date, Premier shall, by operation of this Plan (i) receive an uncertificated PLS Membership Interest, (ii) be admitted to the PLS Liquidating LLC as a holder of the PLS Membership Interest, and (iii) become bound by the PLS Liquidating LLC Agreement. The PLS Membership Interest shall entitle Premier to receive a distribution of 100% of the Available Premier Proceeds after payment in full to the holders of Allowed PLS General Unsecured Claims under the terms of this Plan (such remaining proceeds, the "Premier Equity Distribution"). Premier shall then make distributions, as a liquidating dividend, to the holders of Allowed PLS Interest Related Claims (the "PLS Interest Related Claim Distribution") and to the holders of the Allowed PLS Common Stock Interests (the "PLS Common Stock Interest Distribution"). The amount of each such distribution will be based on the percentage of the Premier Equity Distribution allocated to the holders of Allowed PLS Interest Related Claims by the Bankruptcy Court or as agreed to by the Debtors and the holders of the PLS Interest Related Claims.

         I. PURPOSE OF THE PLS LIQUIDATING LLC. The PLS Liquidating LLC shall be established for the sole purpose of liquidating its assets in furtherance of this Plan for the benefit of the holders of Allowed PLS General Unsecured Claims and Premier, as sole member of PLS Liquidating LLC, with no objective to continue or engage in the conduct of a trade or business. The PLS Liquidating LLC shall be deemed not to be the same legal entity as Premier, but only the assignee of the assets and liabilities of Premier and a representative of its Estate within the meaning of Section 1123(b)(3) of the Bankruptcy Code.

         J. TAX TREATMENT OF TRANSFER OF ASSETS. For all federal income tax purposes, all parties (including, without limitation, Premier and the holders of Allowed PLS General Unsecured Claims) shall treat the transfer of assets and liabilities to PLS Liquidating LLC in accordance with the terms of this Plan as a direct transfer to PLS Liquidating LLC.

         K. PLS LIQUIDATING LLC MANAGER AND PLS LIQUIDATING LLC DIRECTOR.

                  1. RESPONSIBILITIES OF THE PLS LIQUIDATING LLC MANAGER. The PLS Liquidating LLC Manager shall, in an expeditious but orderly manner, liquidate and convert to cash the assets of PLS Liquidating LLC, make timely distributions, and not unduly prolong the duration of the PLS Liquidating LLC. In so doing, the PLS Liquidating LLC Manager shall exercise his or her reasonable business judgment in liquidating the assets to maximize recoveries.

                  2. POWERS OF THE PLS LIQUIDATING LLC MANAGER. Subject to
         Article 6, Section K.3, the PLS Liquidating LLC Manager shall have the power to (i) prosecute for the benefit of PLS Liquidating LLC all claims, rights and Causes of Action transferred to the PLS Liquidating LLC (whether such suits are brought in the name of the PLS Liquidating LLC or otherwise), including to compromise, settle, abandon or dismiss any or all claims, rights, Causes of Action or otherwise, (ii) liquidate the assets in PLS Liquidating LLC, such as through the sale of assets (in whole or in combination thereof), and (iii) otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the PLS Liquidating LLC Manager pursuant to this Plan. Any and all proceeds generated from such claims, rights, and Causes of Action shall be the property of PLS Liquidating LLC. The PLS Liquidating LLC Manager shall have the absolute right to pursue or not to pursue any and all claims, rights, or Causes of Action as the PLS Liquidating LLC Manager determines are in the best interests of the holders of Allowed PLS General Unsecured Claims and Premier, as the sole member of PLS Liquidating LLC, consistent with the purposes of PLS Liquidating LLC. The PLS Liquidating LLC Manager may incur any reasonable and necessary expenses in liquidating and converting the assets in the PLS Liquidating LLC to cash.

                  3. PLS LIQUIDATING LLC DIRECTOR. The PLS Liquidating LLC Manager shall first obtain the written consent of the PLS Liquidating LLC Director before: (i) completing any sale or transfer of the assets in PLS Liquidating LLC, (ii) entering into any settlement or compromise with respect to any claim, right or Cause of Action, and (iii) making any payments to professionals for compensation and expenses incurred in connection with administering the assets of PLS Liquidating LLC. The PLS Liquidating LLC Director may file an objection to an action hereunder with the Bankruptcy Court within ten (10) days of the date it receives notice (either actual or constructive) of the proposed action. The Bankruptcy Court shall sustain the objection if and only if the Bankruptcy Court concludes that the proposed action is not a reasonable exercise of business judgment.

                  4. COMPENSATION OF PLS LIQUIDATING LLC MANAGER AND PLS LIQUIDATING LLC DIRECTOR. The PLS Liquidating Director shall have the right to object to the compensation paid to the PLS Liquidating LLC Manager. The PLS Liquidating LLC Manager shall, prior to being compensated, submit a detailed billing statement to the PLS Liquidating LLC Director who shall have five (5) days to object to payment thereunder by filing a motion with the Bankruptcy Court. The PLS Liquidating Director shall not be compensated other than for reimbursement of his or her costs and expenses.

                  5. RETENTION OF COUNSEL. PLS Liquidating LLC may retain either O'Melveny & Myers LLP or Winthrop Couchot PC as counsel in any matter related to its administration. In any dispute arising between the PLS Liquidating LLC Manager and the PLS Liquidating LLC Director, the PLS Liquidating LLC Manager shall have the right to retain O'Melveny & Myers LLP as counsel, and the PLS Liquidating LLC Director shall have the right to retain Winthrop Couchot PC as counsel. All legal fees and expenses in resolution of such disputes shall be paid by PLS Liquidating LLC.

                  6. TERM OF PLS LIQUIDATING LLC MANAGER. The PLS Liquidating LLC Manager may resign at any time after giving prior written notice of his or her resignation to the PLS Liquidating LLC Director and the United States Trustees' office. The PLS Liquidating Director shall have the right to seek removal of the PLS Liquidating LLC Manager for "cause", as hereinafter defined, by filing a motion with the Bankruptcy Court. "Cause" shall include, but not be limited to, the following: (i) personal dishonesty involving the business of PLS Liquidating LLC, or breach of fiduciary duty to the PLS Liquidating LLC or its Member, (ii) negligence in the performance of duties, (iii) incompetence or (iv) any other matter which would constitute good cause for termination under applicable law. The office of PLS Liquidating LLC Manager shall be deemed to be terminated as of the date the Premier Equity Distribution is made and the PLS Liquidating LLC Manager has completed the wind up of the affairs of PLS Liquidating LLC. In the event a vacancy occurs in the office of the PLS Liquidating LLC Manager as a result of resignation, death, disability or removal, such vacancy shall be filled by the PLS Liquidating LLC Director. The PLS Liquidating LLC Director shall file a notice of the newly appointed PLS Liquidating LLC Manager with the Bankruptcy Court, to be served on the entities listed on Exhibit D to the PLS Liquidating LLC Agreement. Each person so served shall have an opportunity to object to and request a hearing on the appointment of the new PLS Liquidating LLC Manager.

                  7. TERM OF PLS LIQUIDATING LLC DIRECTOR. The PLS Liquidating LLC Director may resign at any time after giving prior written notice of his or her resignation to the PLS Liquidating LLC Manager and the United States Trustees' office. The PLS Liquidating Manager shall have the right to seek removal of the PLS Liquidating LLC Director for "cause", as defined above, by filing a motion with the Bankruptcy Court. The office of PLS Liquidating LLC Director shall be deemed to be terminated as of the date the Premier Equity Distribution is made. In the event a vacancy occurs in the office of the PLS Liquidating LLC Director as a result of resignation, death, disability or removal, such vacancy shall be filled first by Wayne Pinnell and then by a person to be appointed by the former members of the Official Committee of Unsecured Creditors of Premier. The PLS Liquidating LLC Manager shall file a notice of the newly appointed PLS Liquidating LLC Director with the Bankruptcy Court, to be served on the entities listed on Exhibit D to the PLS Liquidating LLC Agreement. Each person so served shall have an opportunity to object to and request a hearing on the appointment of the new PLS Liquidating LLC Director.

         L. INVESTMENT OF CASH. Cash held by the PLS Liquidating LLC for distribution shall be invested in United States Treasury Bills, interest bearing certificates of deposit, interest bearing savings accounts and other investments permitted by Section 345 of the Bankruptcy Code, using its best efforts to maximize the rates of interest in light of its liquidity requirements.

         M. PERIODIC REPORTS. PLS Liquidating LLC shall provide at least every one hundred twenty (120) days a report detailing all receipts and disbursements from PLS Liquidating LLC, all contingent and accrued liabilities incurred by PLS Liquidating LLC, the available cash balances of PLS Liquidating LLC, and a narrative summary describing the status of the liquidating of the assets of PLS Liquidating LLC and any litigation relating thereto. PLS Liquidating LLC shall furnish a copy of this report to the United States Trustee and, upon written request, any holder of a Claim against or Interest in Premier or EyeSys.

         N. TERMINATION. PLS Liquidating LLC shall terminate after its liquidation, administration and distribution of the assets in accordance with this Plan and its full performance of all other duties and functions set forth herein or in the PLS Liquidating LLC Agreement.

         O. CONVERSION OR DISMISSAL. In the event that after the Confirmation Date the Chapter 11 Cases are dismissed or converted to a liquidation under chapter 7 of the Bankruptcy Code, the PLS Membership Interest shall revest in Premier's bankruptcy estate.

         P. EYESYS PROCEEDS; ESTABLISHING EYESYS SENIOR CLAIM RESERVE. On the Effective Date, the EyeSys Proceeds shall be segregated, and PLS Liquidating LLC shall be appointed the EyeSys Disbursing Agent to make distributions of the EyeSys Proceeds.

                  1. EYESYS SENIOR CLAIM RESERVE. The Disbursing Agent shall establish a reserve from the EyeSys Proceeds sufficient to pay all Allowed and Contested Administrative, Priority Tax and Priority Claims against EyeSys (the "EyeSys Senior Claim Reserve"). The remaining EyeSys Proceeds shall constitute Available EyeSys Proceeds. Distributions to the holders of Allowed Administrative, Priority Tax and Priority Claims against EyeSys shall be made from the EyeSys Senior Claim Reserve. Any amount remaining in the EyeSys Senior Claim Reserve after the payment of all Allowed Administrative, Priority Tax and Priority Claims against EyeSys shall constitute Available EyeSys Proceeds.

                  2. DISTRIBUTION OF AVAILABLE EYESYS PROCEEDS. The Available EyeSys Proceeds shall be distributed as follows: (i) first, to Allowed EyeSys General Unsecured Claims until the Allowed amount of such Claims, plus interest at the Judgment Rate from the Petition Date through the Effective Date and interest at 10% per annum (compounded annually) after the Effective Date, until such Claims are paid in full and (ii) second, to PLS Liquidating LLC on account of its EyeSys Interest. The Available EyeSys Proceeds shall be distributed by the Disbursing Agent for EyeSys as soon as practicable consistent with
         Article 8 of this Plan.

         Q. CORPORATE ACTION; DISSOLUTION OF EYESYS. On the Effective Date, the matters under this Plan involving corporate action of the Debtors including, but not limited to, execution of all documentation incident to this Plan, shall be deemed to have been authorized by the Confirmation Order and to have occurred and be in effect from and after the Effective Date without any further action by the Court or the officers or directors of the Debtors. Immediately after the occurrence of the Effective Date, EyeSys shall be deemed dissolved. No assets shall revest in EyeSys, and EyeSys shall not receive a discharge. Immediately after the occurrence of the effective Date, Premier shall be deemed to have elected to dissolve and shall proceed to wind up accordingly. No assets shall revest in Premier other than the Premier Equity Distribution, which shall immediately be distributed as a liquidating dividend to the holders of the PLS Interest Related Claims and the PLS Common Stock Interests, and Premier shall not receive a discharge.

         R. SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         S. SECTION 1129(A)(4) PAYMENT. Pursuant to Section 1129(a)(4) of the Bankruptcy Code, the Debtors or PLS Liquidating LLC (as the case may be) shall pay to Judith McCall $120,000 payable (i) $60,000 on the Effective Date and (ii) $60,000 on the earlier of (a) five months after the Effective Date and (b) the date PLS Liquidating LLC terminates its consulting agreement with her.

         T. SUCCESSORS. PLS Liquidating LLC shall be the successor to the Debtors for the purposes of Sections 1123 and 1129 of the Bankruptcy Code.

                                   ARTICLE 7
                             CLAIMS AND DISTRIBUTION

         A. OBJECTIONS TO CLAIMS. After the Effective Date, only PLS Liquidating LLC shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections to Claims shall be served and filed not later than sixty (60) days after the Effective Date. Notwithstanding the foregoing, the Debtors and PLS Liquidating LLC may from time to time object to or otherwise contest any tax claims asserted by a governmental unit.

         B. NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision of this Plan, no payment or distribution shall be made with respect to any Claim until such Claim becomes an Allowed Claim.

         C. RESERVATION OF RIGHTS TO OBJECT TO CLAIMS. Unless a Claim is specifically Allowed under this Plan, the Debtors and PLS Liquidating LLC reserve any and all objections to Claims, whether secured or unsecured, including any objection to the validity or amount of alleged liens and security interests, whether under the Bankruptcy Code, other applicable law or contract.

                                   ARTICLE 8
                          DISTRIBUTIONS UNDER THIS PLAN

         A. WITHHOLDING TAXES. Premier and the Disbursing Agent shall be entitled to deduct any federal, state or local withholding taxes from any payments under this Plan. As a condition to making any distribution under this Plan, Premier and the Disbursing Agent may require that the holder of any Allowed Claim or Interest provide such holder's taxpayer identification number and such other certification as may be deemed necessary to comply with applicable tax reporting and withholding laws. Premier and the Disbursing Agent may withhold tax for payments made to the holders of EyeSys or PLS General Unsecured Claims, PLS Interest Related Claims and PLS Common Stock Interests and may require them to provide such holder's taxpayer identification number and such other certification as may be deemed necessary to comply with the applicable tax reporting and withholding laws.

         B. ALLOWANCE OF CLAIMS SUBJECT TOSS.502(D). Allowance of Claims shall be in all respects subject to the provisions of Section 502(d) of the Bankruptcy Code.

         C. WITHHOLDING AND DISTRIBUTION IN RESPECT OF CONTESTED EYESYS GENERAL UNSECURED CLAIMS.

                  1. CONTESTED EYESYS GENERAL UNSECURED CLAIMS RESERVES. On the initial date for distribution to the holders of EyeSys General Unsecured Claims in accordance with Article 8 of this Plan, the

         Disbursing Agent shall withhold from the cash available for distribution the Ratable Share due to Contested EyeSys General Unsecured Claims. The Disbursing Agent shall place such withheld property in a separate reserve (the "Contested EyeSys General Unsecured Claims Reserve").

                  2. DISTRIBUTIONS IN RESPECT OF CONTESTED EYESYS GENERAL UNSECURED CLAIMS. When and to the extent that a Contested EyeSys General Unsecured Claim becomes an Allowed Claim, the Disbursing Agent shall, as soon as practicable, make a payment from the Contested EyeSys General Unsecured Claims Reserve to such holder based on the Ratable Share already paid to all holders of Allowed EyeSys General Unsecured Claims. The Disbursing Agent shall thereafter make payments to such holder from the EyeSys General Unsecured Claims Reserve based on the Ratable Share of the Allowed Claim and in accordance with the provisions of this Plan.

                  3. DISTRIBUTIONS AFTER DISALLOWANCE. At such time as a Contested EyeSys General Unsecured Claim becomes a Disallowed Claim, the Ratable Share of proceeds reserved therefor shall be distributed as soon as practicable in accordance with the provisions of this Plan.

         D. WITHHOLDING AND DISTRIBUTION IN RESPECT OF CONTESTED PLS GENERAL UNSECURED CLAIMS.

                  1. CONTESTED PLS GENERAL UNSECURED CLAIMS RESERVE. Upon the initial date for payment to the holders of Allowed PLS General Unsecured Claims, the PLS Liquidating LLC shall withhold from the cash available for payment to the holders of Allowed PLS General Unsecured Claims, the Ratable Share due to Contested PLS General Unsecured Claims. PLS Liquidating LLC shall place such withheld property in a separate reserve (the "Contested PLS General Unsecured Claims Reserve").

                  2. DISTRIBUTIONS IN RESPECT OF CONTESTED PLS GENERAL UNSECURED CLAIMS. When and to the extent that a Contested PLS General Unsecured Claim ultimately becomes an Allowed Claim, the Disbursing Agent shall, as soon as practicable, make a payment from the Contested PLS General Unsecured Claims Reserve to the holder of the Allowed Claim based on the Ratable Share already paid to all holders of Allowed PLS General Unsecured Claims. The Disbursing Agent shall thereafter make payments to such holder from the Contested PLS General Unsecured Claims Reserve based on the Ratable Share of the Allowed Claim and in accordance with the provisions of this Plan.

                  3. DISTRIBUTIONS BY PLS LIQUIDATING LLC AFTER DISALLOWANCE. At such time as a Contested PLS General Unsecured Claim becomes a Disallowed Claim, the Ratable Share of proceeds reserved for such Disallowed Claim shall be distributed as soon as practicable in accordance with the provisions of this Plan.

         E. ESTIMATION. In order to effectuate distributions pursuant to this Plan and avoid undue delay in the administration of the Chapter 11 cases or the PLS Liquidating LLC, the Debtors or PLS Liquidating LLC (as the case may be) shall have the right to seek an order of the Bankruptcy Court, pursuant to

Section 502(c) of the Bankruptcy Code, after notice and a hearing (which notice may be limited to the holder of such Contested Claim and which hearing may be held on an expedited basis), estimating or limiting the amount of property that must be withheld from distribution on account of Contested Claims.

         F. TIMING OF DISTRIBUTION.

                  1. TIMING OF DISTRIBUTION WITH RESPECT TO ALL EYESYS AND PLS SENIOR CLAIMS. With respect to any Allowed PLS Administrative, Priority Tax, Priority and Convenience Claims, the initial distribution date shall be the date that is as soon as practicable on or after the later of (a) the Effective Date and (b) the date upon which the Claim becomes an Allowed Claim.

                  2. TIMING OF DISTRIBUTION WITH RESPECT TO EYESYS GENERAL UNSECURED CLAIMS. The Disbursing Agent shall commence making distributions to holders of Allowed EyeSys General Unsecured Claims on a date that is as soon as practicable on or after the later of (a) the Effective Date, (b) the date upon which the Claim becomes an Allowed Claim and (c) the date upon which all Contested EyeSys General Unsecured Claims have been reserved for according to their Ratable Share of all EyeSys General Unsecured Claims. Subject to the terms of this Plan, the Disbursing Agent shall thereafter make interim distributions (or establish reserves) semi-annually to the extent funds are available, and after establishing appropriate reserves for the operating expenses of PLS Liquidating LLC, unless such distribution or reserve would be de minimis.

                  3. TIMING OF DISTRIBUTION WITH RESPECT TO PLS GENERAL UNSECURED CLAIMS. The Disbursing Agent shall commence making distributions to the holders of Allowed PLS General Unsecured Claims on a date that is as soon as practicable on or after the later of (a) the Effective Date and (b) the date upon which the Contested PLS General Unsecured Claims have been reserved for according to their Ratable Share of all PLS General Unsecured Claims. On or after the Effective Date, the Disbursing Agent shall make a payment from the Available Premier Proceeds to each holder of an Allowed PLS General Unsecured Claims in an amount based on its Ratable Share of all Allowed PLS General Unsecured Claims; provided that (i) all Allowed PLS Administrative, Priority Tax, Priority and Convenience Claims have been paid in full; (ii) all Contested Claims have been reserved for; and
         (iii) after establishing appropriate reserves for the operating expenses of PLS Liquidating LLC. Thereafter, every sixty (60) days, the Disbursing Agent shall make a payment from PLS Liquidating LLC's available cash to each holder of an Allowed PLS General Unsecured Claims in an amount based on such holder's Ratable Share of all Allowed PLS General Unsecured Claims, unless the Disbursing Agent determines that such payments would be de minimis.

                  4. TIMING OF DISTRIBUTION WITH RESPECT TO PLS INTEREST RELATED CLAIMS AND PLS COMMON STOCK INTERESTS. PLS Liquidating LLC shall, after payment of all senior Claims and expenses of PLS Liquidating LLC, and payment in full to the holders of Allowed PLS General Unsecured Claims, and after all remaining assets in PLS Liquidating LLC have been reduced to cash, distribute to Premier all remaining cash in PLS Liquidating LLC. Premier shall then make a distribution, in accordance with Cal. Corp. Code ss.2006, to the holders of the PLS Interest Related Claims and PLS Common Stock Interests, according to their Ratable Share of such distribution.

         G. SETOFFS AND RECOUPMENTS. The Disbursing Agent may, but shall not be required to, set off against or recoup from the payments to be made pursuant to this Plan in respect of a Claim, any claim of any nature whatsoever the Debtors or the Estates may have against the holder, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor, the Estate, or PLS Liquidating LLC of any such claim the Debtor or Estate may have against such holder.

         H. UNDELIVERABLE DISTRIBUTIONS. If payment or distribution to the holder of an Allowed Claim or Interest under this Plan is returned for lack of a current address for the holder or otherwise, Premier or PLS Liquidating LLC (as the case may be) shall file with the Bankruptcy Court the name, if known, and last known address of the holder and the reason for its inability to make payment. If, after the passage of ninety (90) days and after any additional effort to locate the holder that the Bankruptcy Court may direct, the payment or distribution still cannot be made, the payment or distribution and any further payment or distribution to the holder shall be retained by Premier or PLS Liquidating LLC (as the case may be), and the Allowed Claim or Interest shall be deemed satisfied to the same extent as if payment or distribution had been made to the holder of the Allowed Claim or Interest.

         I. CANCELLATION OF CONVERTIBLE DEBENTURES. On and after the Effective Date, the Convertible Debentures will represent only the right to receive property distributable under this Plan. Each holder of a Convertible Debenture shall surrender such cancelled certificate to Premier, and such certificate shall be cancelled. Neither the Debtors nor PLS Liquidating LLC shall have any obligation to recognize any transfer of Convertible Debentures after that date.

         J. CANCELLATION OF PLS COMMON STOCK . On and after the Common Stock Distribution Record Date, the shares of PLS Common Stock will represent only the right to receive property distributable under this Plan. Each holder of a certificate for PLS Common Stock shall surrender such cancelled certificate to Premier, and such certificate shall be cancelled. In order to facilitate the dissolution of Premier, all trading in Premier stock shall cease on the Common Stock Distribution Record Date. Neither the Debtors nor PLS Liquidating LLC shall have any obligation to recognize any transfer of PLS Common Stock after that date.

                                   ARTICLE 9
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         A. REJECTION OF CONTRACTS. On the Effective Date, each executory contract and unexpired lease that exists between the Debtor and any person, which has not been assumed or rejected before the Confirmation Date with the approval of the Bankruptcy Court or for which the Debtor has not filed a motion to assume or reject before the Confirmation Date, is hereby rejected. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to Section 365(a) of the Bankruptcy Code.

         B. BAR TO REJECTION DAMAGES. Claims created by the rejection of any executory contract or unexpired lease (including claims under Section 365(d)(3) of the Bankruptcy Code) must be served on the Debtors and filed with the Bankruptcy Court by the earlier of thirty (30) days after the Confirmation Date or such earlier date previously set by order of the Bankruptcy Court. Any Claims not filed within such time will be forever barred from assertion against the Debtors and the Estates. Unless otherwise ordered by the Bankruptcy Court, all such Claims arising from the rejection of executory contracts shall be treated as General Unsecured Claims under this Plan.

         C. INSURANCE POLICIES. To the extent that any or all of the insurance policies set forth on Exhibit B to this Plan are considered to be executory contracts, then, notwithstanding anything contained in this Plan to the contrary, this Plan shall constitute a motion to assume the insurance policies set forth on Exhibit B to this Plan and to assign them to PLS Liquidating LLC. Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, the Estates, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy set forth on Exhibit B to this Plan. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy, the Debtor reserves the right to seek rejection of such insurance policy or other available relief.

         D. WARRANTIES AND SERVICE AGREEMENTS. Any party to a warranty or service agreement who wishes to contend that it is a party to an executory contract with the Debtors should file a proof of claim (or motion to compel assumption or rejection if a proof of claim has been filed) no later than thirty
(30) days after the Confirmation Date. Such proof of claim must provide the basis on which that party asserts that any alleged agreement is an unexpired executory contract. If any such agreements are determined to be executory contracts, the Debtors or PLS Liquidating LLC, as the case may be, reserve the right to seek the assumption or rejection of any such contracts, and the time within which the Debtors or PLS Liquidating LLC, as the case may be, may seek to assume or reject any such agreements shall be tolled until thirty (30) Business Days after the date on which an order determining that any such agreement is an executory contract becomes a Final Order. Such treatment of each agreement will be binding unless, on or before thirty (30) days after the Confirmation Date, the other party to any such agreement, in accordance with this Section, either
(i) files a proof of claim (which proof of claim shall be deemed timely filed) or (ii) files a motion seeking to compel assumption or rejection of such agreement.

         E. CERTAIN SCHEDULED EXECUTORY CONTRACTS. Exhibit C of this Plan sets forth a list of agreements that were listed on the Debtors' schedules of claims as executory contracts, but which the Debtors believe should not be treated as executory contracts, or were terminated or expired during the Chapter 11 Cases. Any party to a contract listed on Exhibit C must file a proof of claim (or motion to compel assumption or rejection if a proof of claim has been filed) no later than thirty (30) days after the Confirmation Date to have the Court determine the amount of any claim for purposes of voting on the confirmation of this Plan. Such proof of claim must provide the basis on which that party asserts that any alleged agreement is an unexpired executory contract. If any such agreements are determined to be executory contracts, the Debtors or PLS Liquidating LLC, as the case may be, reserves the right to seek the assumption or rejection of any such contracts, and the time within which the Debtors or PLS Liquidating LLC, as the case may be, may seek to assume or reject any such agreements shall be tolled until thirty (30) Business Days after the date on which an order determining that any such agreement is an executory contract becomes a Final Order. Such treatment of each agreement will be binding unless, on or before thirty (30) days after the Confirmation Date, the other party to any such agreement, in accordance with this Section, either (i) files a proof of claim (which proof of claim shall be deemed timely filed) or (ii) files a motion seeking to compel assumption or rejection of such agreement.

                                   ARTICLE 10
                           EFFECTIVENESS OF THIS PLAN

         A. CONDITIONS PRECEDENT. This Plan shall not become effective unless and until each of the following conditions shall have been satisfied in full in accordance with the provisions specified below:

                  1. ENTRY OF CONFIRMATION ORDER. The Bankruptcy Court shall have entered the Confirmation Order approving this Plan in all respects.

                  2. PLS LIQUIDATING LLC. PLS Liquidating LLC shall have been formed, and all formation documents for such entities shall have been properly executed and filed as required.

                  3. EYESYS SENIOR CLAIM RESERVE. The EyeSys Senior Claim Reserve shall have been established and shall be sufficient to satisfy the claims to be satisfied from the reserve.

                  4. PREMIER SENIOR CLAIM RESERVE. The Premier Senior Claim Reserve shall have been established and shall be sufficient to satisfy the Claims to be satisfied from the reserve.

         B. WITHDRAWAL OF PLAN. The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke or withdraw this Plan. If after the Confirmation Order is entered, each of the conditions to effectiveness has not been satisfied or duly waived on or by __________________, then upon motion by the Debtors, the Confirmation Order may be vacated by the Bankruptcy Court; provided however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to effectiveness is either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. If the Debtors withdraw this Plan or the Confirmation Order is vacated pursuant to this Section, this Plan shall be null and void in all respects, and nothing contained in this Plan shall (i) constitute a waiver or release of any Claims against or Interests in the Debtors, (ii) prejudice in any manner the rights of the holder of any Claim against or Interest in the Debtors or (iii) prejudice in any manner the rights of the Debtors in the Reorganization Cases.

                                   ARTICLE 11
                            ADMINISTRATIVE PROVISIONS

         A. RETENTION OF JURISDICTION. This Plan shall not in any way limit the Bankruptcy Court's post-confirmation jurisdiction as provided under the Bankruptcy Code. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Cases or the Plan, or (c) that relates to the following:

                  1. To hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

                  2. To determine any and all adversary proceedings, motions, applications and contested matters that may be pending on the Effective Date, or that pursuant to this Plan, are instituted by PLS Liquidating LLC after the Effective Date, including, without limitation, causes of action assigned to PLS Liquidating LLC;

                  3. To resolve disputes over the ownership of a Claim or Interest;

                  4. To hear and determine timely objections to Claims, whether filed before or after the Confirmation Date, including objections to the classification, estimation or establishment of priority or status of any Claim, and to allow or disallow any Claim, in whole or in part;

                  5. To hear and determine matters related to the assets of Estates, including the liquidation of the Assets; provided that notwithstanding the foregoing, the PLS Liquidating LLC Manager shall have no obligation to obtain the approval or authorization of the Bankruptcy Court for a report to the Bankruptcy Court concerning the sale, transfer, assignment or disposition of the assets of the PLS Liquidating LLC; provided further, that the PLS Liquidating LLC Manager may seek "comfort orders" or similar orders of the Bankruptcy Court approving the PLS Liquidating LLC Manager's sale or disposition of such assets to facilitate such transactions;

                  6. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  7. To consider modifications of or amendments to this Plan;

                  8. To hear and determine all controversies arising in connection with the implementation of this Plan, including any controversies relating to PLS Liquidating LLC's obligations in connection with the implementation of this Plan; and

                  9. To resolve all conflicts and disputes between the PLS Liquidating LLC Manager and the PLS Liquidating LLC Director, including the objections provided for in Article 6, Section J.3; and

                  10. To enter a final decree closing the Chapter 11 Cases.

         B. PAYMENT OF STATUTORY FEES. All fees payable pursuant to Section 1930 of Title 28 of the United States Code, through the Effective Date, shall be paid on or before the Effective Date. All fees payable after the Effective Date pursuant to Section 1930 of Title 28 of the United States Code shall be paid by PLS Liquidating LLC.

         C. EXCULPATION. Neither the Debtors, nor the predecessors of such entities or the respective officers, directors, employees, shareholders, fiduciaries or agents (including any professionals retained by such persons), shall have any liability to any holder of a Claim or Interest or any other entity for any act or omission in connection with, or arising out of, the pursuit of approval of the Disclosure Statement or the solicitation of votes for or confirmation of this Plan or consummation of this Plan, except (i) the

Debtors and PLS Liquidating LLC shall fulfill the obligations expressly set forth in this Plan and (ii) each entity shall remain liable for its willful misconduct or gross negligence.

         D. HEADINGS. Headings are used in this Plan for convenience and reference only and shall not constitute a part of this Plan for any other purpose.

         E. BINDING. This Plan shall be binding on and inure to the benefit of the Debtors, PLS Liquidating LLC, all of the holders of Claims and Interests and their respective successors and assigns, whether or not they voted to accept the Plan.

         F. FINAL ORDER. Except as otherwise expressly provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtors (if prior to the Effective Date), or PLS Liquidating LLC (if after the Effective
Date) upon written notice to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

         G. AMENDMENTS AND MODIFICATIONS. To the fullest extent permitted under
Section 1127 of the Bankruptcy Code, this Plan may be altered, amended or modified by the Debtors with at any time prior to the Effective Date and by PLS Liquidating LLC anytime thereafter.

         H. WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments issued in connection therewith and distributions thereon, the Debtors (if prior to or on the Effective Date) or PLS Liquidating LLC (if after the Effective Date) shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         I. TAX EXEMPTION. Pursuant to Section 1146 of the Bankruptcy Code, the issuance, transfer or exchange of any security under this Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by this Plan, including, without limitation, any transfers to or by PLS Liquidating LLC of the Debtor's property in implementation of or as contemplated by this Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

         J. TERMINATION OF THE COMMITTEE. Any committee appointed under Section 1102 of the Bankruptcy Code shall cease to exist on the Effective Date.

Dated:       Costa Mesa, California         Respectfully submitted,
             May 3, 2001

                                            PREMIER LASER SYSTEMS, INC.,
                                            as Debtor


                                            By:      /s/ Robert P. Mosier
                                                     ---------------------------



                                            EYESYS-PREMIER, INC.
                                            as Debtor


                                            By:      /s/ Robert P. Mosier
                                                     ---------------------------

EXHIBITS TO PLAN
----------------

The following Exhibits to the Plan have been omitted and shall be furnished supplementally to the Commission upon request:

Exhibit A     -     PLS Liquidating LLC Agreement

Exhibit B     -     Insurance Policies

Exhibit C     -     Certain Non-executory Contracts


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